UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Marina Boulevard, Suite 250

Brisbane, CA  94005-1878

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on December 29, 2015, KaloBios Pharmaceuticals, Inc. (the “Company”) filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The filing was made in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 15-12628 (LSS)).

On May 9, 2016, the Company filed with the Bankruptcy Court a Second Amended Plan of Reorganization (the “Plan”) and related amended disclosure statement pursuant to Chapter 11 of the Bankruptcy Code. On June 16, 2016, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”). A copy of the Confirmation Order is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.03 by reference. The Plan is annexed as Exhibit A to the Confirmation Order. Exhibit B to the Confirmation Order contains certain modifications to the Plan also approved by the Confirmation Order.

The Plan will become effective on the first business day upon which all conditions to the effectiveness of the Plan are satisfied or waived in accordance with its terms (the “Effective Date”).

Material Features of the Plan

The following is a summary of the material terms of the Plan, as confirmed by the Bankruptcy Court. The summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein have the meanings given to them in the Plan. Additional documents relating to the Plan have been filed in the Bankruptcy Case and may be accessed through the Bankruptcy Court docket, as well as through the website maintained by the Claims Agent for the Bankruptcy Case, accessible at https://cases.primeclerk.com/kalobios/.

Treatment of Claims

The Plan provides for the treatment of Claims against and Interests in the Company as follows:

•	Subject to such Holder’s compliance with any applicable Administrative Claims Bar Date, each Holder of an Allowed Administrative Claim (other than a Fee Claim) will receive Cash in an amount equal to the Allowed amount of such Administrative Claim.

•	Subject to such Holder’s compliance with the deadline set forth in Section 3.1(b)(1) of the Plan for filing Final Fee Applications and the Bankruptcy Court’s allowance of such Fee Claims, each Holder of an Allowed Fee Claim will receive Cash in an amount equal to the Allowed amount of such Fee Claim, less amounts previously paid by the Company on account of such Allowed Fee Claim.

•	Each Holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date will receive payment in full in Cash equal to the Allowed amount of such Priority Tax Claim, payable over time as set forth in Section 3.1(c) of the Plan.

•	Each Holder of an Allowed Other Priority Claim will receive Cash in an amount equal to the Allowed amount of such Other Priority Claim.

•	On the Effective Date, the claims of the lenders providing the Company’s debtor-in-possession financing pursuant to the Debtor in Possession Credit and Security Agreement, dated as of April 1, 2016 (the “DIP Credit Agreement”), as previously disclosed in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 7, 2016, will be satisfied by the issuance of common stock of the reorganized Company (“New Common Stock”) in accordance with the terms of the DIP Credit Agreement, the Plan and the Confirmation Order.

•	Each Allowed Secured Claim will be reinstated pursuant to Section 1124 of the Bankruptcy Code or otherwise rendered unimpaired.

•	Each Holder of an Allowed General Unsecured Claim will be entitled to receive value equal to 100% of the Allowed amount of the Claim in the form of: (i) Cash equal to 50% of the Allowed amount plus (ii) an unsecured promissory note from the Company in an original principal amount equal to 50% of the Allowed amount of such Claim (the “Company Note”). Each Company Note will be due and payable on the third anniversary of the Effective Date and shall bear interest at a rate of 10% per year, paid in kind.

•	Each Holder of an Allowed Convenience Class Claim will be entitled to receive Cash in an amount equal to the Allowed amount of such Claim. A Holder of an Allowed General Unsecured Claim in a greater amount may elect to reduce its Claim to $5,000 and have it treated as a Convenience Class Claim.

•	Each plaintiff in the PIPE Litigation, subject to the satisfaction or waiver of the effectiveness conditions set forth in the Settlement Stipulation, dated May 2, 2016 (the “PIPE Settlement”), which was previously disclosed in a Form 8-K filed with the SEC on May 11, 2016, will be entitled to receive his, hers or its allocable portion of the PIPE Transaction Shares, New Common Stock, cash and other consideration as provided in the PIPE Settlement.

•	Each IAC Claim will be disallowed, except to extent that such IAC Claim is Allowed as an Other Subordinated Claim, in which case it will be treated as an Other Subordinated Claim as applicable.

•	Subject to (i) approval by the U.S. District Court for the Northern District of California (the “Class Action Court”) before which the consolidated securities litigation styled In re KaloBios Pharmaceuticals, Inc. Sec. Litig., C.A. No. 5:15-cv-05841-EJD, is pending, of the Stipulation and Agreement of Partial Settlement, dated June [__], 2016 (the “Partial Class Action Settlement”), (ii) the ability of members of the Settlement Class (as defined in the Partial Class Action Settlement) to exclude themselves from the Settlement Class in accordance with the terms of the Partial Class Action Settlement and any orders of the Class Action Court, and (iii) the satisfaction or waiver in accordance with its terms of any conditions to the effectiveness of the Partial Class Action Settlement, each Settlement Class Member (as defined in the Partial Class Action Settlement) shall be entitled to share in the Securities Litigation Settlement Consideration. The Securities Litigation Settlement Consideration includes: (i) the Insurance Cash Consideration of $1,250,000.00; (ii) the Company Cash Consideration of $250,000.00; and (iii) the Company Stock Consideration consisting of 300,000 shares of New Common Stock of the Company. The Partial Class Action Settlement provides for releases and related injunctions to be granted for the benefit of, among others, the Company, Ronald Martell, Herb Cross and all past, present and future directors, officers and employees of the Company, excluding Martin Shkreli. The Bankruptcy Court has already approved the terms of the Partial Class Action Settlement by its order entered on June 15, 2016. Pursuant to the Plan, any Class Action Claims not fully resolved pursuant to the Partial Class Action Settlement are subordinated to the level of common stock of the Company and otherwise remain subject to objection by the Company.

•	Each Other Subordinated Claim is deemed a Disputed Claim under the Plan and remains subject to any objections the Company may file. To the extent any Other Subordinated Claim ultimately becomes an Allowed Other Subordinated Claim it will be subordinated to the level of the Company’s common stock.

•	The common stock of the Company as issued and outstanding immediately prior to the Effective Date (the “Existing Common Stock”) will continue to be retained by its Holders, subject to dilution by the issuance of New Common Stock as set forth in the Plan and the SPA and future dilution as may be permitted by applicable law.

•	Class 9 Common Stock consists of existing common stock of the Company held by, for or on behalf of Martin Shkreli. The treatment of the Class 9 Common Stock is the subject of that certain Settlement Stipulation by and between the Company and Martin Shkreli (the “Shkreli Settlement”), which the Bankruptcy Court approved on an interim basis pursuant to its order entered on June 15, 2016. Subject to the Bankruptcy Court’s final approval of the Shkreli Settlement (scheduled for a hearing on June 27, 2016), Mr. Shkreli’s execution of a Governance Agreement containing terms consistent with the Term Sheet annexed as Exhibit 1 to the Shkreli Settlement and the satisfaction or waiver of other conditions to the effectiveness of the Shkreli Settlement, the Class 9 Common Stock Interests in the Company will be Allowed, subject to the terms of the Governance Agreement. The contemplated Governance Agreement restricts for a period of 24 months from the Effective Date Mr. Shkreli’s future involvement in the management of the Company. Other terms of the Shkreli Settlement provide the Company with the option under certain circumstances to acquire Mr. Shkreli’s remaining common stock holdings in the Company and provide for a mutual release of Claims and Causes of Action between the Company and Mr. Shkreli.

Corporate Organization

Pursuant to the Plan, the Company will continue to exist as a going concern enterprise after the Effective Date. As provided in the Plan, the Company’s articles of incorporation and bylaws are deemed amended to comply with the provisions of the Plan and the Bankruptcy Code, including the addition of a provision prohibiting the issuance of nonvoting equity securities. In addition, the Plan provides that, after the Effective Date, the Company’s Board of Directors will consist of the following five members: (i) one director designated by the Nomis Bay Entity, (ii) Ronald Barliant, current member of the Board of Directors of the Company, as a designee of the Black Horse Entities, (iii) Dr. Cameron Durrant, current Chief Executive Officer and Chairman of the Board of the Company, and (iv) two independent directors designated jointly by the Black Horse Entities and the Nomis Bay Entity.

Savant Transaction

The Plan provides that the Company is authorized to enter into a transaction with Savant Neglected Diseases, LLC (“Savant”), as contemplated by the binding letter of intent, dated February 29, 2016, between the Company and Savant, as previously disclosed in a Form 8-K filed with the SEC on March 4, 2016 (the “Savant Transaction”).

Exit Financing

On the Effective Date, the exit financing facility (“Exit Financing”) provided by the Securities Purchase Agreement, between the Company, and Black Horse Capital LP, Black Horse Capital Master Fund Ltd., Cheval Holdings, Ltd., and Nomis Bay LTD, dated April 1, 2016 (the “SPA”) will become effective, subject to the satisfaction of certain closing conditions, including the contemporaneous closing of the Savant Transaction. Among other things, additional shares of New Common Stock will be issued pursuant to the SPA. The SPA was previously disclosed in a Form 8-K filed with the SEC on April 7, 2016.

Compensation and Benefit Programs; Employment Agreements

Except as expressly provided in the Plan, all employment and severance policies, compensation and benefit plans, policies, and programs of the Company to its employees and retirees, as well as all employment agreements between the Company and its current executive officers, will be assumed by the Company on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code. In addition, the Plan provides for the issuance of New Common Stock to the current members of the Company’s Board of Directors and the Company’s Chief Executive Officer, as was previously disclosed in a Form 8-K filed with the SEC on May 31, 2016. By an order entered on June 14, 2016, the Bankruptcy Court granted the Debtor’s Motion for Entry of an Order Approving One-Time Equity Award for its Board Members and Chief Executive Officer.

Releases, Exculpation, Injunction and Discharge Provisions

As set forth in Section 10.3 and other provisions of the Plan and the Confirmation Order, the Plan provides certain releases, including the following: (i) releases by the Company, subject to certain exclusions, of Claims and Causes of Action against (a) the Company’s officers, directors, employees, advisors and certain related persons who acted in such capacity on or after the Petition Date and (b) the Black Horse Entities and Nomis Bay Entity, as well as their respective current and former directors and officers, partners, advisors and certain other related parties (collectively, the “Released Parties”); (ii) releases by Holders of Claims and Interests, subject to certain exclusions, of Claims and Causes of Action against the Company and Released Parties; (iii) mutual releases between the Company and the PIPE Plaintiffs, for the benefit of each and certain related parties, as contemplated by the PIPE Settlement; and (iv) releases as contemplated by the Partial Class Action Settlement. All Claims and Causes of Action of the Company or its bankruptcy estate not expressly released by the Company under the Plan, the Confirmation Order or pursuant to another Bankruptcy Court order are expressly reserved to the Company under the Plan.

As set forth in Section 10.6 and other provisions of the Plan and the Confirmation Order, the Plan also contains certain exculpation provisions, which include exculpation from liability, subject to certain exceptions for acts and omissions that are the result of willful misconduct or gross negligence, in favor of the Company and the Company’s directors, officers, employees, advisors and certain other related persons and entities who served in such capacity on or after the Petition Date relating to the bankruptcy proceedings, the negotiation and formulation of the Plan and the related disclosure statement, and the confirmation, consummation and administration of the Plan.

As set forth in Section 10.4 and other provisions of the Plan and the Confirmation Order, except as expressly provided in the Plan and Confirmation Order, the Plan provides for a discharge of all Claims against the Company to the fullest extent provided under section 1141(d)(1)(A) of the Bankruptcy Code.

In furtherance of implementing the Plan’s terms, as set forth in Section 10.7 and other provisions of the Plan and the Confirmation Order, the Plan and Confirmation Order provide for certain injunctions to become binding on all Holders of Claims and Interests, as well as certain other persons and entities, upon the occurrence of the Effective Date. The automatic stay of section 362 of the Bankruptcy Code and certain other injunctions are to remain in effect through the Effective Date.

Share Information

Approximately 4,450,994 shares of the Company’s common stock, par value $0.001 per share, are currently issued and outstanding. The Company will be reserving an estimated 10,448,278 shares of New Common Stock for future issuance in respect of claims and interests filed under the Plan. The aggregate total of currently issued and outstanding shares and reserved shares will be approximately 14,899,272.

Assets and Liabilities

On June 21, 2016, the Company filed with the Bankruptcy Court a Monthly Operating Report for the period beginning on March 1, 2016 and ending on March 31, 2016 (the “Monthly Operating Report”). In the Monthly Operating Report, the Company reported total assets of $9,897,853.91 and total liabilities of $7,594,653.02 as of March 31, 2016. The Monthly Operating Report is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement Regarding the Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance on the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by an independent registered public accounting firm and was not prepared in accordance with generally accepted accounting principles in the United States. The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and remains subject to future adjustment and reconciliation. Therefore, the Monthly Operating Report does not necessarily contain all information required in filings pursuant to the Exchange Act, or may present such information differently from the presentation of information in Exchange Act reports. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in Exchange Act reports, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its Exchange Act reports. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit	Exhibit Description

2.1	Findings of Fact, Conclusions of Law, and Order Confirming Second Amended Chapter 11 Plan of Reorganization of KaloBios Pharmaceuticals, Inc.

99.1	Monthly Operating Report for the month of March 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant
Title: Chairman of the Board and Chief Executive Officer

Dated: June 22, 2016